UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)   December 7, 2007

                       CHUGACH ELECTRIC ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)

           Alaska                     33-42125                    92-0014224
(State or other jurisdiction   (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)

   5601 Electron Drive, Anchorage, Alaska                            99518
 (Address of Principal's Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (907) 563-7494

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                 Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Chugach Electric Association, Inc. (Chugach) Board of Directors voted to terminate the contract of Chugach's Chief Executive Officer (CEO) Bill Stewart at a special meeting on December 5, 2007. He had been named interim CEO by the board in September 2005, and appointed CEO by the Board in August 2006.

The Board appointed Brad Evans as Acting Chief Executive Officer, effective immediately. Mr. Evans is Chugach's Senior Vice President of Power Supply and has more than 23 years of utility experience.

The Board also appointed a subcommittee to consider selection of a longer term chief executive officer. The subcommittee consists of Chair Elizabeth Vazquez, Vice Chair Uwe Kalenka and Director Rebecca Logan. In the meantime, inquiries should be directed to Board Chair Elizabeth Vazquez at (907) 248-2205.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: December 10, 2007                 CHUGACH ELECTRIC ASSOCIATION, INC.


                                        By: /s/ Bradley W. Evans
                                            ------------------------------------
                                            Bradley W. Evans
                                            Acting Chief Executive Officer